UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 25, 2007 (Date of earliest event reported)
Paulson Capital Corp. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	0-18188 (Commission File Number)	93-0589534 (IRS Employer Identification Number)

811 SW Naito Parkway (Address of principal executive offices)		97204 (Zip Code)
503-243-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2007, Paulson Capital Corp. (the "Company") received a Letter of Reprimand from the Staff of the The Nasdaq Stock Market LLC for failure to satisfy the independent nominating committee requirements of Marketplace Rule 4350(c)(4)(A)(i) (the "Rule"). In reaching its determination, the Staff noted that prior to May 14, 2007, the Company did not possess a separate nominating committee comprised solely of independent directors as required by the Rule, but that this omission was corrected on or about May 14, 2007, when "the Company notified the Staff that it had adopted a board resolution establishing a standing nominations committee, thereby demonstrating compliance with the formal written charter or board resolution requirement." The Staff also observed that the non-compliance "does not appear to have been the result of a deliberate intent to avoid compliance" and that "once this issue was brought to the Company's attention, it was cured in a prompt and effective manner." Because it has established an independent nominating committee in conformity with the Rule, the Company has been notified issuance of the Letter of Reprimand closed the matter.

On June 25, 2007, the Company issued a press release in accordance with Marketplace Rule 4803(b). A copy is filed as an exhibit to the report.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated June 25, 2007.

            99.1       Press Release of Paulson Capital Corp. dated June 25, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2007	PAULSON CAPITAL CORP. By: /s/ Barbara James Barbara James Asst. Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Paulson Capital Corp. dated June 25, 2007